CBI Services Announces $2.9 Million in New Contracts

Work to begin immediately

RICHMOND, Va.—(BUSINESS WIRE)—CBI Services, a business unit within the Commonwealth Biotechnologies, Inc. group of companies (NASDAQ Capital Market: CBTE), today announced new contracts signed over the last month which collectively are valued at approximately $2.9 million. CBI Services provides contract research solutions to customers in biotechnology and pharmaceutical companies, academic institutions, and government agencies. One of the new contracts with a government customer is expected to generate nearly $800,000 in gross revenues over the next 15 months, of which approximately $600,000 is anticipated by the end of the second quarter of 2008. A second new government contract is a follow-on contract to a research program which was successfully completed on-time and on-budget at the end of the third quarter of 2007. This latter contract is valued at approximately $1.5 million over three years. Both of these new government contacts are for conduct of classified research and add to the inventory of bio-defense related programs in progress at CBI. Two other new contracts being announced today are with private sector pharmaceutical companies. Both of the new programs which will begin immediately are geared towards development, implementation, validation, and use of particular laboratory assays to measure specific biological substances.

“CBI Services continues to make headway in its government and private sector contracting,” said Dr. Robert B. Harris, President of CBI. “We are doing a much better job of balancing our government contract revenues with private sector contacts, which is absolutely necessary to mitigate inconsistencies in funding from both sectors. CBI Services is earning market share in the private sector in part because we have been diligently pursuing these customers, but mostly because we have had some notable successes in completing exploratory programs and word-of-mouth is bringing us new clients. The spate of new contract signings of late demonstrates that CBI Services is able to compete with much larger CROs for these critical contract dollars.”

About Commonwealth Biotechnologies, Inc.

The CBI group of companies offers cutting-edge research and development products and services to the global life sciences industry. CBI now operates four distinct business units: (1) CBI Services, an early entry contract research organization; (2) Fairfax Identity Laboratories, a DNA reference lab; (3) Mimotopes Pty, Ltd., Melbourne, Australia, a peptide and discovery chemistry business; and (4) Tripos Discovery Research, Ltd., Bude, England, a medicinal and synthetic discovery chemistry business. Collectively, CBI companies employ over 140 staff in world-class laboratories. For more information, visit CBI on the web at www.cbi-biotech.com

Forward Looking Statements

Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in the Company’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. No statement herein should be considered an offer of any securities. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Specifically, there can be no guarantee that:

•	CBI will recognize all revenues anticipated under the contracts referenced herein;

•	CBI will recognize all revenues attributable to uncompleted projects; and

•	CBI’s customers will not terminate their contracts prior to their completion.

A number of factors, including customer demand, industry trends, armed conflict, and terrorist activities could alter these trends referenced herein. CBI undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:

CBI

Dr. Robert B. Harris, 800-735-9224

President

Fax: 804-648-2641